                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            CCA PRISON REALTY TRUST
--------------------------------------------------------------------------------
       (Name of Registrant as Specified In Its Organizational Documents)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           [PRISON REALTY TRUST LOGO]





                                 March 19, 1998



Dear Shareholder:

     You are cordially invited to attend the first annual meeting of shareholders of CCA Prison Realty Trust to be held at 10:00 a.m., Central Daylight Time, on Wednesday, May 6, 1998, at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee.

     The formal Notice of the meeting, as well as the proxy statement and form of proxy are included with this letter. A copy of the Company's 1997 Annual Report to Shareholders is also enclosed for your review.

     In addition to a discussion of the specific matters to be acted upon, which are described in detail in the accompanying proxy statement, at the meeting there will be a review of the Company's recently completed 1997 fiscal year, a report on the progress of the Company and an opportunity for shareholders to ask management questions of general interest.

     Regardless of the number of shares you own, it is important that your views be represented. Accordingly, whether or not you plan to attend the meeting in person, I urge you to complete, sign, date and promptly return the enclosed proxy card in the envelope provided. If you choose to attend the meeting, you may revoke your proxy and personally cast your votes.

     Your Board of Trustees and the Company's management look forward to greeting those shareholders who are able to attend.


                                       Sincerely,




                                       D. Robert Crants, III
                                       President

                             CCA PRISON REALTY TRUST
                      10 Burton Hills Boulevard, Suite 100
                           Nashville, Tennessee 37215

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD WEDNESDAY, MAY 6, 1998

     Notice is hereby given that the first annual meeting of shareholders (the "Annual Meeting") of CCA Prison Realty Trust (the "Company") will be held at 10:00 a.m., Central Daylight Time, on Wednesday, May 6, 1998, at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, for the following purposes:

     (1) To consider and elect four (4) Class I Trustees to serve until the 2001 annual meeting of the Company's shareholders and until their respective successors are duly elected and qualified;

     (2) To consider and approve the Non-Employee Trustees' Compensation Plan (the "Plan"), whereby Non-Employee Trustees of the Company may elect to receive the cash compensation they are entitled to for serving as trustees of the Company in the form of Common Shares of the Company;

     (3) To consider and ratify the action of the Board of Trustees in selecting the firm of Arthur Andersen LLP to be the independent auditors of the Company for the fiscal year ending December 31, 1998, and to perform such other services as may be requested; and

     (4) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     Pursuant to the bylaws of the Company, the Board of Trustees of the Company has fixed the close of business on Monday, March 9, 1998, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record of the Company's Common Shares at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     Your attention is directed to the proxy statement accompanying this Notice of Annual Meeting for more complete information regarding the matters to be presented and acted upon at the Annual Meeting.

     All shareholders are cordially invited to attend the meeting in person.

                                      By Order of the Board of Trustees



                                      Vida H. Carroll, Secretary

March 19, 1998
Nashville, Tennessee

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND PERSONALLY CAST YOUR VOTE AT THE MEETING.

                             CCA PRISON REALTY TRUST
                      10 Burton Hills Boulevard, Suite 100
                           Nashville, Tennessee 37215

                           --------------------------

                                 PROXY STATEMENT
                                       FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD WEDNESDAY, MAY 6, 1998

                           --------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of CCA Prison Realty Trust (the "Company") for use at the 1998 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 6, 1998, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to vote:
(i) to elect four (4) Class I Trustees; (ii) to approve the CCA Prison Realty Trust Non-Employee Trustees' Compensation Plan (the "Plan"); (iii) to ratify the selection of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998; and (iv) upon any other matters properly brought before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Trustees has fixed the close of business on Monday, March 9, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only shareholders of record of the Company's common shares, $0.01 par value per share (the "Common Shares"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 21,576,000 Common Shares outstanding and entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being sent to shareholders entitled to notice of and to vote at the Annual Meeting on or about Thursday, March 19, 1998. On January 30, 1998, the Company completed an offering of 4,300,000 shares of its 8% Series A Cumulative Preferred Shares, $0.01 par value per share (the "Series A Preferred Shares") (including 300,000 Series A Preferred Shares issued as a result of the exercise of an over-allotment by the underwriters). Pursuant to the terms of the Series A Preferred Shares, the holders of such shares do not possess any voting rights. Holders of the Company's outstanding Common Shares as of the close of business on the Record Date will be entitled to one vote for each Common Share held by them.

     The presence, in person or by proxy, of the Company's shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For all proposals, shares that reflect abstentions or "broker nonvotes" (i.e., shares represented at the meeting that are held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. However, pursuant to Maryland law, neither abstentions nor broker nonvotes will have any impact on the outcome of the vote for any proposal voted on at the Annual Meeting, including the election of trustees.

     Shareholders of the Company are requested to complete, sign, date and promptly return the accompanying proxy card in the enclosed, postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted: (i) FOR the election of each of the four nominees for Class I Trustee of the Company named in this Proxy Statement; (ii) FOR approval of the Plan; and (iii) FOR ratification of the Board of Trustees' selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the duly appointed proxy holders.

     A shareholder of record as of the Record Date may revoke a properly submitted proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any shareholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a properly submitted proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The cost of soliciting proxies by the Board of Trustees will be borne by the Company. Such solicitation will initially be made by mail. The Company has retained Corporate Communications, Inc. to assist in the solicitation of proxies. It is estimated that Corporate Communications' fees for such services will be approximately $5,000, plus all out-of-pocket costs and expenses. In addition, proxy solicitation may be made personally or by telephone by trustees, officers and employees of the Company, none of whom will receive additional compensation for these services. Forms of proxies and proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of Common Shares. The Company will reimburse such parties for the reasonable out-of-pocket expenses incurred in connection with such distribution.

                                   PROPOSAL 1
                              ELECTION OF TRUSTEES

     The Declaration of Trust of the Company, as amended (the "Declaration of Trust"), provides that the Board of Trustees shall be divided into three classes, as nearly equal in number as possible. One class of trustees is elected at each annual meeting of shareholders, each trustee to hold office for a term of three years and until his successor is duly elected and qualified. The initial terms of service for the Class I Trustees expire at the Annual Meeting. Accordingly, there are four seats on the Board of Trustees to be filled at the Annual Meeting, and the Board of Trustees has nominated the four current Class I Trustees for reelection as Class I Trustees, to hold office for a term of three years until the 2001 Annual Meeting and until their successors are duly elected and qualified. The terms of service for the Class II and Class III Trustees expire at the 1999 Annual Meeting and the 2000 Annual Meeting, respectively.

     Unless otherwise directed in the proxy, the persons named in the enclosed proxy, or their substitute, will vote such proxy for the election of the four nominees listed on the following page as Class I Trustees. If any nominee at the time of election is unavailable to serve, a contingency not presently anticipated, it is intended that the persons named in the proxy, or their substitute, will vote for an alternative nominee who will be designated by the Board of Trustees. Proxies may be voted only for the nominees named or such alternates.

     Under the Company's Bylaws (the "Bylaws") and Maryland law, the affirmative vote of a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, is sufficient to elect a trustee.

Under Maryland law, the Declaration of Trust and the Bylaws, proxies marked "withhold authority" will be counted for the purpose of determining the presence of a quorum but such proxies and failures to vote (including proxies from brokers or other nominees indicating that such persons do not have discretionary power to vote shares in the election of trustees) will not be counted as votes cast in the election of trustees and thus will have no effect on the result of the vote.

              CERTAIN INFORMATION CONCERNING THE BOARD OF TRUSTEES

     Set forth below is information with respect to each of the thirteen trustees of the Company, including the four nominees, all of whom joined the Company upon its formation in April 1997 (except for Messrs. Cardin, Carell, Eakin and Feldman, each of whom joined the Company as trustees on June 6, 1997), and the executive officers of the Company. Independent Trustees are those trustees who are not employees of the Company and are not otherwise affiliated with Corrections Corporation of America, currently the sole lessee of the Company's facilities ("CCA") (Messrs. Bell and Rusty Moore are not executive officers of the Company but are otherwise affiliated with CCA. See "Certain Relationships and Related Transactions.") Subject to the rights enumerated in the Employment Agreements (as hereinafter defined), the executive officers of the Company serve at the sole discretion of the Board of Trustees. Trustees' ages are given as of the date of this Proxy Statement.

CLASS I NOMINEES FOR ELECTION AT THE 1998 ANNUAL MEETING
(TERMS TO EXPIRE IN 2001)

NAME                               AGE      POSITION
----                               ---      --------
Michael W. Devlin                  38       Chief Operating Officer; Trustee
C. Ray Bell                        56       Trustee
Monroe J. Carell, Jr.              66       Independent Trustee
Charles W. Thomas, Ph.D.           55       Independent Trustee

CLASS II CONTINUING TRUSTEES
(TERMS TO EXPIRE IN 1999)
NAME                               AGE      POSITION
----                               ---      --------
D. Robert Crants, III              29       President; Trustee
John W. Eakin, Jr.                 43       Independent Trustee
Ted Feldman                        44       Independent Trustee
Jackson W. Moore                   49       Independent Trustee
Rusty L. Moore                     38       Trustee

CLASS III CONTINUING TRUSTEES
(TERMS TO EXPIRE IN 2000)
NAME                               AGE      POSITION
----                               ---      --------
Doctor R. Crants                   53       Chairman of the Board of Trustees
J. Michael Quinlan                 56       Chief Executive Officer; Trustee
Richard W. Cardin                  62       Independent Trustee
Joseph V. Russell                  57       Independent Trustee

EXECUTIVE OFFICERS WHO ARE NOT TRUSTEES

NAME                       AGE      POSITION
----                       ---      --------
Vida H. Carroll            37       Chief Financial Officer; Secretary/Treasurer
Dana E. Moore              38       Vice President, Marketing
M. Susan Smith             34       Vice President, Finance

CLASS I NOMINEES FOR ELECTION AT THE 1998 ANNUAL MEETING

     MICHAEL W. DEVLIN is a Trustee and the Chief Operating Officer of the Company. Mr. Devlin also serves as a principal of DC Investment Partners LLC, a Tennessee limited liability company ("DC Investment Partners"), which serves as general partner and/or investment advisor to five investment limited partnerships and is responsible for managing the partnerships' investment activities. From 1993 through 1995, Mr. Devlin was a Vice President in the Business Development Group of Goldman Sachs & Company ("Goldman Sachs"). Immediately prior to joining Goldman Sachs, Mr. Devlin practiced law for four years at the law firm of Davis Polk & Wardwell in New York, working on various corporate transactions, including leveraged leasing. During that time, he negotiated approximately $1.0 billion in leases, including triple net leases. Mr. Devlin is a graduate of Yale University and the Duke University School of Law.

     C. RAY BELL is a Trustee of the Company. Mr. Bell is the President and owner of Ray Bell Construction Company, Inc. ("Ray Bell Construction"). Ray Bell Construction specializes in the construction of a wide range of commercial buildings, including the construction on behalf of various government entities and private companies, including CCA, of approximately 40 correctional and detention facilities, consisting of over 15,000 beds in seven states. Mr. Bell is a founding member of the Middle Tennessee Chapter of Associated Builders and Contractors. Mr. Bell is a graduate of the University of the South.(2)

     MONROE J. CARELL, JR. is an Independent Trustee of the Company. For the past 18 years, Mr. Carell has served as Chief Executive Officer and Chairman of the Board of Directors of Central Parking Corporation, a New York Stock Exchange-listed company which provides parking services nationwide ("Central Parking"). Since 1991, Mr. Carell has served as a trustee of Vanderbilt University in Nashville and he is currently a member of the Board of Trust of the Urban Land Institute. Mr. Carell is also a member of the Board of Directors of Vanderbilt University Medical Center.(3)

     CHARLES W. THOMAS, PH.D. is an Independent Trustee of the Company. Dr. Thomas is a university professor who has taught and written on the criminal justice and private corrections fields for over 28 years. Currently, he is a Professor of Criminology and the Director of the Private Corrections Project Center for Studies in Criminology and Law (the "Center") at the University of Florida, Gainesville, positions he has held since 1980 and 1989, respectively. While serving as Director of the Center, Dr. Thomas authored the Center's Private Adult Correctional 1996 Facility Census (as well as prior editions). Dr. Thomas was graduated from McMurry University in 1966 with a B.S. in Secondary Education and from the University of Kentucky with a M.A. in Sociology in 1969 and a Ph.D. in Sociology in 1971.(2)(3)

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

-----------------------
(1) Member of the Audit Committee of the Board of Trustees.
(2) Member of the Compensation Committee of the Board of Trustees.
(3) Member of the Independent Committee of the Board of Trustees.

CLASS II CONTINUING TRUSTEES - TERMS TO EXPIRE IN 1999

     D. ROBERT CRANTS, III is a Trustee and the President of the Company. Mr. Crants also serves as a principal of DC Investment Partners. From 1990 through 1996, Mr. Crants was associated with Goldman Sachs, most recently serving as an associate in the Goldman Sachs Special Investments Group. During his tenure with Goldman Sachs, Mr. Crants was involved in structuring over $3.0 billion in real estate transactions, including over $1.0 billion in real estate investment trust public offerings. During this time, he also negotiated triple net leases for shopping centers, free standing stores and other properties on behalf of several clients. Mr. Crants was graduated from Princeton University in 1990 with an A.B., summa cum laude, in Economics. Mr. Crants is the son of Doctor R. Crants.

     JOHN W. EAKIN, JR. is an Independent Trustee of the Company. Mr. Eakin founded Eakin & Smith, Inc., a real estate development and management company ("Eakin & Smith") in 1987, and served as its President from that time until 1996, when Eakin & Smith was merged with Highwoods Properties, Inc. ("Highwoods"), a publicly traded, self-administered and self-managed, office and industrial real estate investment trust, based in Raleigh, North Carolina. Mr. Eakin is a Senior Vice President and Director of Highwoods. Mr. Eakin is also a member of the Board of Directors of Central Parking and a member of the advisory board of First American National Bank of Nashville.(2)(3)

     TED FELDMAN is an Independent Trustee of the Company. Mr. Feldman is currently the Chief Operating Officer of StaffMark, Inc., a publicly-traded provider of diversified staffing services to business, medical, professional and service organizations and governmental agencies, a position he has held since October 1996. Prior to joining StaffMark, Mr. Feldman founded HRA, Inc., a Nashville provider of staffing services, in 1991, and served as its President and Chief Executive Officer from that time until it merged with StaffMark in March 1996.(2)(3)

     JACKSON W. MOORE is an Independent Trustee of the Company and is the Chairman of the Independent Committee of the Board of Trustees. Mr. Moore is presently a Director of and is the President and Chief Operating Officer of Union Planters Corporation, a publicly-traded, multi-state bank and savings and loan holding company headquartered in Memphis, Tennessee, positions he has held since 1986, 1989 and 1994, respectively. He is also Chairman of PSB Bancshares, Inc. and a Vice President and Director of its subsidiary, The Peoples Savings Bank in Clanton, Alabama. Prior to joining Union Planters, Mr. Moore practiced law for 16 years. Mr. Moore is a graduate of the University of Alabama and Vanderbilt University School of Law. Mr. Moore is not related to Rusty L. Moore.(1)(3)

     RUSTY L. MOORE is a Trustee of the Company. Since 1996, Mr. Moore has been a principal of the Nashville law firm of Moore & Waechter, PLC and the President of its affiliate, Bankers Title & Escrow Corporation. He is also a principal and an executive officer of a privately-held real estate investment and property management company that owns multi-family residential properties throughout the Southeast. Mr. Moore has over 12 years of experience in negotiating and structuring real estate transactions, including the development, acquisition, leasing and financing of various types of property. Prior to forming Moore

-----------------------
(1) Member of the Audit Committee of the Board of Trustees.
(2) Member of the Compensation Committee of the Board of Trustees.
(3) Member of the Independent Committee of the Board of Trustees.

& Waechter, Mr. Moore was a partner at Stokes & Bartholomew, P.A. Mr. Moore was graduated from the University of Tennessee, where he received a B.S. in Public Administration in 1981 and a J.D. in 1985. Mr. Moore is not related to Jackson
W. Moore.(1)

CLASS III CONTINUING TRUSTEES - TERMS TO EXPIRE IN 2000

     DOCTOR R. CRANTS is the Chairman of the Board of Trustees. Since June 1994, Mr. Crants has served as the Chief Executive Officer and Chairman of the Board of CCA, which he co-founded in 1983. In December 1997, he was appointed the President of CCA. From June 1983 to June 1994, he served in various capacities with CCA, including President, Chief Executive Officer, and Vice Chairman of the Board of Directors. Mr. Crants was graduated from the United States Military Academy at West Point in 1966, and received a joint MBA/J.D. degree from the Harvard Business School and the Harvard Law School, respectively, in 1974. Mr. Crants is the father of D. Robert Crants, III.

     J. MICHAEL QUINLAN is a Trustee and the Chief Executive Officer of the Company. Mr. Quinlan has been employed in the corrections and detention industry for over 25 years. Prior to joining the Company, Mr. Quinlan served as the Director of Strategic Planning for CCA for over three years. From July 1987 to December 1992, Mr. Quinlan served as the Director of the Federal Bureau of Prisons. In such capacity, Mr. Quinlan was responsible for the total operations and administration of a federal agency with an annual budget of more than $2.0 billion, more than 26,000 employees and 75 facilities. In 1988, Mr. Quinlan received the Presidential Distinguished Rank Award, which is the highest award given by the United States government to civil servants for service to the United States. In 1992, he received the National Public Service Award of the National Academy of Public Administration and the American Society of Public Administration, awarded annually to the top three public administrators in the United States. Mr. Quinlan is a 1963 graduate of Fairfield University with a BSS in History, and he received a J.D. from Fordham University Law School in 1966. He also received a LLM from the George Washington University School of Law in 1970.

     RICHARD W. CARDIN is an Independent Trustee of the Company. Mr. Cardin is a certified public accountant and is currently a consultant and private investor. Prior to his retirement in 1995, Mr. Cardin was affiliated with, and a partner in, Arthur Andersen LLP, an international firm of independent public accountants and consultants, for 37 years. From 1980 through 1994, Mr. Cardin served as the managing partner of Arthur Andersen's Nashville office. Mr. Cardin is a member of the Board of Directors of Atmos Energy Corporation.(1)(2)(3)

     JOSEPH V. RUSSELL is an Independent Trustee of the Company. Mr. Russell is the President and Chief Financial Officer of Elan-Polo, Inc., a Nashville based, privately-held, worldwide producer and distributor of footwear. Mr. Russell is also the Vice President of and a principal in RCR Building Corporation, a Nashville based, privately-held builder and developer of commercial and industrial properties. He also serves on the Board of Directors of Community Care Corp., the Footwear Distributors of America Association and US Auto Insurance Company. Mr. Russell was graduated from the University of Tennessee in 1963 with a B.S. in Finance.(1)(3)



-----------------------
(1) Member of the Audit Committee of the Board of Trustees.
(2) Member of the Compensation Committee of the Board of Trustees.
(3) Member of the Independent Committee of the Board of Trustees.

EXECUTIVE OFFICERS WHO ARE NOT TRUSTEES

     VIDA H. CARROLL is Chief Financial Officer and Secretary/Treasurer of the Company. From 1991 to 1996, Ms. Carroll, as a sole proprietor, worked as a financial consultant, specializing in accounting conversions and systems design. Prior to this time, she worked in public accounting, including working as an audit manager with KPMG Peat Marwick. Ms. Carroll holds a Bachelor of Science degree from Tennessee Technological University and is a certified public accountant.

     DANA E. MOORE is Vice President of Marketing of the Company. Prior to joining the Company, Ms. Moore worked at CCA, beginning in 1991 as an Assistant Warden. In 1993 she became CCA's Director of Business Development. At age 22, she was elected to the first of two terms in the Tennessee House of Representatives, becoming the youngest woman to hold a legislative seat in the country. Ms. Moore is a graduate of East Tennessee State University, with a B.S. in Political Science and Criminal Justice.

     M. SUSAN SMITH is Vice President, Finance of the Company. Ms. Smith also serves as Controller of DC Investment Partners. Ms. Smith was an audit manager with Arthur Andersen LLP in Nashville from 1992 to 1996. While at Arthur Andersen LLP, Ms. Smith worked primarily with a private investment company and a large financial institution. Prior to this time, she worked in the banking industry. Ms. Smith holds a Bachelor of Science degree from the University of Tennessee and is a certified public accountant.

COMMITTEES OF THE BOARD OF TRUSTEES

     Audit Committee. The Company's Audit Committee (the "Audit Committee") consists of Messrs. Cardin, Jackson W. Moore, Rusty L. Moore and Russell (Chairman). The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. During 1997, the Audit Committee held one meeting.

     Compensation Committee. The Company's Compensation Committee (the "Compensation Committee") consists of Messrs. Bell, Cardin (Chairman), Eakin, Feldman and Thomas. The Compensation Committee determines compensation, including awards under the Company's 1997 Employee Share Incentive Plan for the Company's executive officers (the "Share Incentive Plan") and the Non-Employee Trustees' Share Option Plan, as amended (the "Non-Employee Trustees' Plan") (the Share Incentive Plan and the Non-Employee Trustees' Plan are herein collectively referred to as the "Company's Plans"). The Compensation Committee also administers the Company's Plans and will administer the Company's Non-Employee Trustees' Compensation Plan if such is approved by the shareholders at the Annual Meeting. For a further discussion of the Non-Employee Trustee's Compensation Plan, see "Proposal 2 - Approval of Non-Employee Trustee's Compensation Plan." During 1997, the Compensation Committee held one meeting.

     Independent Committee. The Company's Independent Committee consists of the seven Independent Trustees. Pursuant to the Company's Bylaws, the Independent Committee must approve of the following actions of the Company's Board of
Trustees: (i) the election of the operators for the Company's properties; (ii) the entering into of any agreement with CCA or its affiliates; and (iii) the consummation of any transaction between the Company and CCA or its affiliates; including, but not limited to, the negotiation, enforcement and renegotiation of the terms of any lease of any of the Company's properties. Jackson

W. Moore is the Chairman of the Independent Committee. During 1997, the Independent Committee held two meetings.

MEETINGS OF THE BOARD OF TRUSTEES

     During 1997, the Board of Trustees held four meetings and no trustee attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such trustees served and which were held during the period of time that such person served on the Board of Trustees or such committee.

COMPENSATION OF TRUSTEES

     The Company pays its Non-Employee Trustees (as hereinafter defined) annual compensation of $12,000 for their services (the "Annual Retainer"). In addition, Non-Employee Trustees receive a fee of $1,000 for each meeting of the Board of Trustees which they attend. Non-Employee Trustees attending any committee meetings receive an additional fee of $500 for each committee meeting attended (collectively, the "Meeting Fees") (the Annual Retainer and Meeting Fees paid to Non-Employee Trustees are collectively referred to as the "Fees"). In December 1997, the Company's Board of Trustees and Compensation Committee adopted the Non-Employee Trustees' Compensation Plan, pursuant to which trustees who are not employees of the Company or CCA or any of their affiliates or subsidiaries (the "Non-Employee Trustees") will be eligible to elect, on an annual basis, to receive up to 100% of their Fees in Common Shares. The effectiveness of the Non-Employee Trustees' Compensation Plan is conditioned on its approval by the Company's shareholders at the Annual Meeting. For a further discussion of the Non-Employee Trustees' Compensation Plan see "Proposal 2 Approval of the Non-Employee Trustees' Compensation Plan." Non-Employee Trustees are reimbursed for reasonable expenses incurred to attend trustee and committee meetings. Trustees who are employees of either the Company or CCA or their affiliates are not paid any fees for serving as trustees. Non-Employee Trustees also participate in the Non-Employee Trustees' Share Plan, whereby they receive options to purchase 5,000 Common Shares for each year of service with the Board of Trustees. All other trustees of the Company are eligible to participate in the Share Incentive Plan.

EMPLOYMENT AGREEMENTS

     J. Michael Quinlan, D. Robert Crants, III and Michael W. Devlin have entered into employment agreements with the Company effective June 1, 1997, for terms of four years (the "Employment Agreements"). The agreements provide for annual compensation in the amounts set forth under "Executive Compensation" and incentive compensation determined by the Compensation Committee on the terms set forth therein. Each Employment Agreement includes provisions restricting the officers from competing, directly or indirectly, with the Company during the term of their employment and, except in certain circumstances, for three years after termination of employment. Under applicable Tennessee law, which governs the interpretation and enforceability of the Employment Agreements, specific performance is not available as a remedy for violation of the agreements; however, the Company may generally enforce the provisions of the agreement against the employee if the provisions contained therein are deemed reasonable. In particular, Tennessee courts will enforce noncompetition provisions such as the ones contained in the Employment Agreements provided the restrictions contain a reasonable geographic scope and duration, will impose no undue hardship on the employee, and would cause serious damage and injury to the Company if violated. Also, the courts will enjoin violations of the noncompetition provision if the scope of employment is deemed to require special skills and competence of the employees that could not be attained by another employee of average competence.

     Pursuant to the Employment Agreements, the Company generally may terminate each employee's employment with 30 days' prior written notice upon the happening of any one of the following events: (a) any act of the employee which constitutes fraud, gross misconduct, gross negligence or a material breach of the employment agreement; (b) frequent and repeated failure to perform services which have been reasonably requested by the Board of Trustees and which are consistent with the terms of the employment agreement; (c) the death of the employee; (d) the disability of the employee; or (e) a decision by the Company to terminate its business and liquidate; provided that the Company generally may not terminate an employee's employment under clause (a) or (b) unless it provides the employee with 15 days' notice of the conduct giving rise to the Company's right of termination and gives the employee a reasonable period of time to cure. Each employee may terminate his employment upon 30 days' written notice to the Company.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain summary information concerning the compensation paid by the Company for the Company's last completed fiscal year (July 15, 1997 - December 31, 1997) to the Company's Chief Executive Officer and its two executive officers whose cash compensation from the Company in 1997 exceeded $100,000 on an annualized basis (the "Named Executive Officers").

                                                                         LONG-TERM
                                                                       COMPENSATION
                                              ANNUAL                   -------------
                                           COMPENSATION                 SECURITIES
                                           ------------                 UNDERLYING
                                               BASE                    OPTIONS(#)(2)    SHARE BONUS
NAME AND PRINCIPAL POSITION       YEAR     SALARY($)(1)     BONUS         OPTION        AWARD(#)(3)
---------------------------       ----     ------------     -----      -------------    -----------
J. Michael Quinlan . . . . . . .  1997       150,000          --         375,000               --
     Chief Executive Officer
D. Robert Crants, III  . . . . .  1997       100,000          --         225,000          150,000
     President
Michael W. Devlin  . . . . . . .  1997       100,000          --         225,000          150,000
     Chief Operating Officer

------------------
(1)  Amounts given are annualized salaries for the year ended December 31, 1997.
(2) Options to purchase all but 25,000 shares of the shares shown for each officer above vest in 25% increments over a three-year period with the first increment having vested on July 15, 1997 and are exercisable at a price of $21 per share, the per share offering price of the Company's initial public offering. The balance vests in 25% increments over a three-year period with the first increment having vested on December 2, 1997 and are exercisable at a price of $37.81 per share, the per share market price of the Company's Common Shares on the date of the grant.
(3) Represents Common Shares issued as a development fee and as reimbursement for actual costs incurred in connection with the promotion and formation of the Company, the consummation of the Company's initial public offering, and the closing of the purchase of nine correctional and detention facilities upon the consummation of the Company's initial public offering.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning share options granted during the 1997 fiscal year to each of the Named Executive Officers. Each of the options, when vested, is exercisable to purchase Common Shares of the Company.

                                                                                          POTENTIAL
                                                                                          REALIZABLE
                                                                                           VALUE AT
                                                                                        ASSUMED ANNUAL
                            INDIVIDUAL GRANTS                                             RATES OF
                     ------------------------------                                      SHARE PRICE
                       NUMBER OF   PERCENT OF TOTAL                                      APPRECIATION
                      SECURITIES     OPTIONS/SARS                                         FOR OPTION
                      UNDERLYING      GRANTED TO      EXERCISE                              TERM (1)
                     OPTIONS/SARS   EMPLOYEES IN       PRICE                        ------------------------
NAME                   GRANTED(#)   FISCAL YEAR(2)     ($/SH)   EXPIRATION DATE        5%($)        10%($)
----                 ------------   --------------     ------   ---------------     ----------   -----------
J. Michael Quinlan      350,000         30.9%          $21.00   July 15, 2007       $4,623,500   $11,714,500
                         25,000          2.2            37.81   December 2, 2007       594,750     1,507,000

D. Robert Crants, III   200,000         17.7            21.00   July 15, 2007        2,642,000     6,694,000
                         25,000          2.2            37.81   December 2, 2007       594,750     1,507,000

Michael W. Devlin       200,000         17.7            21.00   July 15, 2007        2,642,000     6,694,000
                         25,000          2.2            37.81   December 2, 2007       594,750     1,507,000


------------
(1) Amounts reflect assumed rates of appreciation set forth in the U.S. Securities and Exchange Commission's (the "Commission") exercise compensation disclosure rates.
(2)  Based on 1,133,000 shares underlying options granted to employees in 1997.


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUE

     The following table sets forth information with respect to the value of share options at year-end. The Named Executive officers exercised no share options during the 1997 fiscal year.

                                    NUMBER OF SECURITIES                    VALUE OF UNEXERCISED
                                         UNDERLYING                             IN-THE-MONEY
                                 UNEXERCISED OPTIONS/SARS AT                    OPTIONS/SARS
                                     FISCAL YEAR-END(#)                   AT FISCAL YEAR-END($)(1)
NAME                              EXERCISABLE/UNEXERCISABLE               EXERCISABLE/UNEXERCISABLE
----                             ---------------------------              -------------------------
J. Michael Quinlan                      93,750/281,250                      $2,109,782/$6,329,344
D. Robert Crants, III                   56,250/168,750                        1,223,844/3,671,531
Michael W. Devlin                       56,250/168,750                        1,223,844/3,671,531

---------------
(1) The value of the unexercised in-the-money options at December 31, 1997 is based upon the closing market price of the Company's Common Shares at such date.

Report of the Compensation Committee

     Objectives of Executive Compensation. The Company's executive compensation program is intended to attract, retain and reward experienced, highly motivated executives who are capable of leading the Company effectively and continuing its growth and profitability. The Company's objective is to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executives while aligning their interests with those of the Company's shareholders.

     The Company presently compensates its executive officers through a combination of annual base salary and option awards under the applicable employee benefit plans. Because the Company was not formed until April 1997, the Company did not award cash bonuses to the Company's executive officers in 1997, although it may do so in the future. The Company's goal is to provide total compensation to its executive officers which is competitive with those levels of total compensation paid in the real estate investment trust industry for companies of similar size, makeup and performance. However, total compensation of the Company's executive officers is based largely upon performance of the Company by combining conservative annual base salaries with performance-based incentives.

     Compensation Committee Procedures. The Company's executive compensation program is administered under the direction of the Board of Trustees' Compensation Committee, which currently consists of C. Ray Bell, Richard W. Cardin (Chairman), John W. Eakin, Jr., Ted Feldman and Charles W. Thomas (the "Compensation Committee"). Because the Company was not formed until April 1997, the compensation of the Company's executive officers for the remainder of 1997 was set shortly after such formation and was based largely on (i) an expectation of the Company's results for the year ended December 31, 1997, (ii) the prior and the expected efforts of the executive officers in the promotion and formation of the Company, and (iii) the expected successful completion of the Company's initial public offering. Accordingly, the compensation of the Company's executive officers in 1997 largely consisted of conservative base salaries, Company Common Share issuances and option grants.

     In determining the executive officers' initial base salaries and performance-based incentives and the performance-based incentives granted to the executive officers at the end of the fiscal year ended December 31, 1997, the Board of Trustees and the Compensation Committee, as applicable, took into consideration the above referenced factors and examined comparable executive compensation made by a peer group of real estate investment trusts of similar size, makeup and performance as reported in the SNL Executive Compensation Review 1997 -- REITS (the "SNL Review"). While the companies consisting of the SNL Review may not be identical to the companies used to calculate the NAREIT Total Return Equity Index, to which the Company's share performance is compared in this proxy statement, the Compensation Committee believes that the compensation information in such survey is comparable since it contains real estate investment trusts of similar size, makeup and performance to that of the Company.

     The Compensation Committee expects that future compensation determinations for the Company's executive officers for each fiscal year will be made each April after audited financial statements for such year become available and are filed with the Securities and Exchange Commission, and upon a review of the salaries of comparable real estate investment trusts as disclosed in future SNL Reviews and publicly held documents. At that time, cash bonuses, if any, will be determined for the past year's performance and base salaries for the following fiscal year will be set.

     The Compensation Committee exercises its independent discretion in determining the compensation of the Named Executive Officers, and its members may consult periodically by telephone prior to the meeting at which compensation decisions are made.

     Each element of the Company's executive compensation for the fiscal year ended December 31, 1997, as well as the compensation of the Chief Executive Officer for such year, is discussed separately below.

     Base Salary. Shortly after formation of the Company in April 1997, the Board of Trustees set the 1997 base salaries for the Company's executive officers in accordance with the policies and considerations stated above. For the year ended December 31, 1997, the Company's Named Executive Officers (other than its Chief Executive Officer, who is discussed separately below) received the following base salaries (the amounts shown have been annualized to reflect a full year of operation): D. Robert Crants, III - $100,000; and Michael W. Devlin
- $100,000.

     Development Fee. D. Robert Crants, III and Michael W. Devlin also served as promoters of the Company prior to its formation and were instrumental in the development, formation and promotion of the Company and the successful completion of its initial public offering. Moreover, in connection with the foregoing, Messrs. Crants, III and Devlin incurred certain substantial costs related to property due diligence, employee compensation, travel and overhead. Accordingly, the Company's Board of Trustees (with Messrs. Crants, III and Devlin abstaining) authorized, and Messrs. Crants, III and Devlin each received upon consummation of the initial public offering, 150,000 of the Company's Common Shares as a development fee and as reimbursement of actual costs incurred in connection with the promotion and formation of the Company, the consummation of the initial public offering, and the closing of the purchase of nine facilities from Corrections Corporation of America.

     Share Options. Long-term incentives are provided through the grant of share options. The Compensation Committee believes that the grant of share options align an executive's long-term objectives with those of the Company's shareholders. The Company's Share Incentive Plan is administered by the Compensation Committee, which has the power to determine, among other things, those individuals to whom options will be granted, the number of shares issuable, the type of options granted and other terms and conditions of the options.

     In July 1997, upon consummation of the Company's initial public offering, the Board of Trustees, in accordance with the policies and considerations set forth above, awarded the following options to purchase Common Shares to the Named Executive Officers (other than its Chief Executive Officer, who is discussed separately below) in connection with the formation of the Company and initial public offering: D. Robert Crants, III - 200,000; and Michael W. Devlin
- 200,000. Furthermore, in December 1997, as a result of the Company's performance from the commencement of its operation on July 18, 1997 through December 31, 1997, and the performance of the Company's Common Shares in comparison to the NAREIT Total Return Equity Index, after consulting the SNL Review, and in accordance with the above stated policy, the Compensation Committee awarded options to purchase the following numbers of Common Shares to the Company's Named Executive Officers (other than its Chief Executive Officer, who is discussed separately below) D. Robert Crants, III - 25,000; and Michael
W. Devlin - 25,000.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Base Salary. Shortly after formation of the Company in April 1997, the Board of Trustees set the 1997 base salary for the Company's Chief Executive Officer, J. Michael Quinlan, in accordance with the policies and considerations stated above. For the year ended December 31, 1997, the Company's Chief Executive Officer received an annualized base salary of $150,000.

     Share Options. In July 1997, upon consummation of the Company's initial public offering, the Board of Trustees, in accordance with the policies and considerations set forth above, awarded the options to purchase 350,000 Common Shares to the Chief Executive Officer, in connection with the formation of the Company and initial public offering. Furthermore, in December 1997 as a result of the Company's performance from the commencement of its operation on July 18, 1997 through December 31, 1997, and the performance of the Company's Common Shares in comparison to the NAREIT Total Return Equity Index, and after consulting the SNL Review, and in accordance with the above stated policy, the Compensation Committee awarded options to purchase 25,000 Common Shares to the Company's Chief Executive Officer.

     Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's shareholders. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. Any grants of options under the Share Incentive Plan are designed to satisfy the performance-based compensation requirements of Section 162(m).

Submitted by the Compensation Committee:
C. Ray Bell
John W. Eakin, Jr.
Richard W. Cardin (Chairman)
Ted Feldman
Charles W. Thomas, Ph.D

Performance Graph

         The following graph provides a comparison of the cumulative total shareholder return on the Company's Common Shares compared to the cumulative total return of the Standard & Poor's ("S&P") 500 Index and the National Association of Real Estate Investment Trusts ("NAREIT") Total Return Equity Index (the "Index") for each of the six months ended December 31, 1997. The graph assumes an investment of $100 on June 30, 1997, a reinvestment of distributions and/or dividends and actual increase of the market value of the Company's Common Shares relative to the initial investment of $100. The comparisons in this table are required by the Securities and Exchange Commission (the "Commission") and are not intended to forecast or be indicative of possible future performance of the Company's Common Shares.










                                     [graph]














                                  6/30/97     7/31/97     8/31/97     9/30/97    10/31/97    11/30/97     12/31/97
                                  -------     -------     -------     -------    --------    --------     --------
CCA Prison Realty Trust*          $100.00     $107.36     $114.72     $132.04    $120.67      $124.61     $157.69
NAREIT Index                      $100.00     $102.99     $102.79     $111.00    $108.17      $110.01     $112.17
S&P 500 Index                     $100.00     $107.96     $101.91     $107.49    $103.90      $108.71     $110.58

* The Company's Common Shares did not begin trading in the New York Stock Exchange until July 15, 1997. Accordingly, this table and graph reflect the Company's performance from that date only.

                PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF
                                   MANAGEMENT

COMMON SHARES

The following table sets forth, as of February 28, 1998 except as otherwise indicated, the beneficial ownership of Common Shares for (i) each shareholder of the Company that the Company believes holds more than a 5% beneficial interest in the Company, (ii) each trustee of the Company, and (iii) the trustees, nominees and executive officers of the Company as a group.

                                                                                             PERCENTAGE OF
                                                          NUMBER OF COMMON                   COMMON SHARES
NAME OF BENEFICIAL OWNERS                           SHARES BENEFICIALLY OWNED(1)         BENEFICIALLY OWNED(2)
-------------------------                           ----------------------------         ---------------------
Baron Capital Group, Inc.(3)                                 3,282,600                           15.2%
     767 Park Ave., 24th Floor
     New York, NY 10153
The Prudential Insurance Company of America(4)               1,642,000                            7.6
     751 Broad Street
     Newark, NJ 07102
Zweig-DiMenna entities(5)                                    1,214,100                            5.6
     900 Third Avenue, 30th Floor
     New York, NY 10022
Doctor R. Crants                                               526,000(6)                         2.4
J. Michael Quinlan                                              93,750(7)                           *
D. Robert Crants, III                                          206,250(8)                           *
Michael W. Devlin                                              206,250(8)                           *
C. Ray Bell                                                     15,000(9)                           *
Richard W. Cardin                                                6,500(9)                           *
Monroe J. Carell, Jr.                                           15,000(9)                           *
John W. Eakin, Jr.                                              12,500(9)                           *
Ted Feldman                                                      7,500(9)                           *
Jackson W. Moore                                                15,000(9)                           *
Rusty L. Moore                                                   7,200(9)                           *
Joseph V. Russell                                               25,000(9)                           *
Charles W. Thomas, Ph.D                                          5,500(9)                           *
All executive officers and trustees
     as a group (16 persons)                                 1,166,575(10)                        5.3%

----------------

* Represents beneficial ownership of less than 1% of the outstanding Common Shares.

(1) Includes shares as to which such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of these terms are defined in Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Common Shares underlying options to purchase Common Shares, which are exercisable, or become exercisable within sixty days after February 28, 1998, are deemed to be outstanding for the purpose of computing the outstanding Common Shares owned by the particular person and by the group, but are not deemed outstanding for any other purpose.
(2)  Based on 21,576,000 Common Shares issued and outstanding.

(3) Includes shares beneficially owned by Ronald Baron, Baron Capital Group, Inc., ("BCG"), BAMCO, Inc., Baron Capital, Inc. ("BCI"), Baron Capital Management, Inc. ("BCM") and Baron Asset Fund ("BAF"). BAMCO and BCI are subsidiaries of BCG. BCM is a subsidiary of BCI. BAF is an investment advisory client of BAMCO, and Ronald Baron owns a controlling interest in BCG. BCG, BCI and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities to the extent such shares are held by persons other than BCG, BCI and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients. Pursuant to the authority granted to the Board of Trustees under the Company's Declaration of Trust, the Board has waived the Ownership Limit contained in the Declaration of Trust after obtaining such representations and undertakings from Baron Capital Group, Inc. and its affiliates to assure the Company's status as a REIT would not be adversely affected by exempting it from the Ownership Limit. The foregoing information is based solely on information provided to the Company by BCG and its related entities and information obtained in a Schedule 13G filed by BCG and its related entities with the Commission on February 17, 1998.
(4) Based solely on a Schedule 13G filed with the Commission on February 12, 1998 by The Prudential Insurance Company of America ("Prudential"), Prudential may have direct or indirect voting and/or investment discretion over all the shares indicated, which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential does not admit that it is beneficial owner of any of the shares shown. The number of Common Shares beneficially owned and reported in the table is based solely on information provided to the Company by Prudential as of March 13, 1998.
(5) Includes 162,500 Common Shares beneficially owned by Zweig-DiMenna Special Opportunities, L.P.; 596,300 beneficially owned by Zweig-DiMenna International Limited; 116,400 beneficially owned by Zweig-DiMenna International Managers, Inc., on behalf of a discretionary account; 265,100 beneficially owned by Zweig-DiMenna Partners L.P.; and 73,800 beneficially owned by Gotham Advisors, Inc., on behalf of a discretionary account. The foregoing information is based solely on information provided to the Company by Zweig-DiMenna and its related entities and information obtained in a Schedule 13D filed by or on behalf of each such person with the Commission on October 27, 1997.
(6) Includes 50,000 Common Shares issuable upon the exercise of vested options and an aggregate of 238,000 Common Shares held equally in two trusts for the benefit of his two children other than D. Robert Crants, III.
(7)  Includes 93,750 Common Shares issuable upon the exercise of vested options.
(8)  Includes 56,250 Common Shares issuable upon the exercise of vested options.
(9)  Includes 5,000 Common Shares issuable upon the exercise of vested options.
(10) Includes 266,875 Common Shares issuable upon the exercise of vested options.

Series A Preferred Shares

     The following table sets forth the beneficial ownership of Series A Preferred Shares for (i) the only four trustees of the Company who beneficially owned Series A Preferred Shares as of February 28, 1998, and (ii) the trustees, nominees and executive officers of the Company as a group. No executive officers of the Company owned any Series A Preferred Shares as of February 28, 1998.

                                                 NUMBER OF SERIES A            PERCENTAGE OF SERIES
                                                   PREFERRED SHARES             A PREFERRED SHARES
NAME OF BENEFICIAL OWNER                         BENEFICIALLY OWNED(1)         BENEFICIALLY OWNED(2)
------------------------                         ---------------------         ---------------------
C. Ray Bell                                               5,000                         *
Monroe J. Carell, Jr.                                     5,000                         *
Rusty L. Moore                                              500                         *
Joseph V. Russell                                        20,000                         *
All executive officers and trustees                      30,500                         *
     as a group (16 persons)

---------------

* Represents beneficial ownership of less than 1% of the outstanding Series A Preferred Shares.

(1) Includes shares as to which such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of these terms are defined in Rule 13d-3(a) of the Exchange Act.
(2)  Based on 4,300,000 Series A Preferred Shares issued and outstanding.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and trustees, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange. Executive officers, trustees and 10% Holders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports and amendments thereto furnished to the Company and on written representations that no other reports were required during or with respect to the fiscal year ended December 31, 1997, all Section 16(a) filing requirements were made timely with the exception that one report filed timely by the Company's Chief Financial Officer was amended to report an additional transaction.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 18, 1997, the Company consummated its initial public offering and used the proceeds thereof to purchase nine correctional and detention facilities (the "Initial Facilities") from CCA and certain of its subsidiaries for an aggregate purchase price of $308.1 million.

     The Company acquired the real property and all tangible property associated with each of the Initial Facilities. Simultaneously with the sale of the Initial Facilities, CCA entered into agreements with the Company to lease the facilities from the Company pursuant to long-term, non-cancellable triple net leases which require CCA to pay all operating expenses, taxes, insurance and other costs (the "Leases"). All of the Leases provide for base rent with certain annual escalations and have primary terms ranging from 10-12 years which may be extended at the fair market rates for three additional five-year periods upon the mutual agreement of the Company and CCA.

     On July 18, 1997, CCA and certain of its subsidiaries also entered into option agreements (the "Option Agreements") pursuant to which CCA and certain of its subsidiaries granted the Company exclusive options to acquire any or all of five correctional facilities until July 18, 2000 for a purchase price equal to CCA's cost of developing, constructing and equipping such facilities plus 5% of such costs. The Option Agreements provide that if acquired, such option facilities could be leased to CCA on terms substantially similar to those contained in the Leases. As of December 31, 1997, the Company had exercised its option to acquire two such facilities for an aggregate purchase price of $108.6 million. In addition, in connection with the sale and leaseback arrangements, the Company and CCA entered into a right to purchase agreement (the "Right to Purchase Agreement") pursuant to which the Company has an option to acquire at fair market value and lease-back to CCA any correction or detention facility acquired or developed and owned by CCA in the future for a period of three years following the date inmates are first received at such facility. For facilities acquired during the first five years of the Right to Purchase Agreement, the initial annual rental rate for facilities leased back to CCA will be the greater of (i) fair market rental rate as determined by the Company and CCA, or (ii) 11% of the purchase price of such facilities. For facilities acquired thereafter, the initial annual rental rate on such facilities will be the fair market rental rate as determined by the Company and CCA. Additionally, CCA will grant the Company a right of first refusal to acquire any CCA-owned correctional or detention facility should CCA receive an acceptable third party offer to acquire any such facility. As of January 5, 1998, the Company had acquired two facilities pursuant to the Right to Purchase Agreement for an aggregate purchase price of $74.3 million.

     Doctor R. Crants is the Chairman, Chief Executive Officer and President of CCA and the Chairman of the Board of Trustees of the Company. D. Robert Crants, III, President of the Company, is the son of Doctor R. Crants. Doctor R. Crants and D. Robert Crants, III, as well as certain other trustees or officers of the Company or directors or officers of CCA, also own, directly or indirectly, shares in both companies. D. Robert Crants, III and Michael W. Devlin, Chief Operating Officer of the Company, are principals of DC Investment Partners, which serves as the general partner and/or investment advisor of five private investment partnerships. Doctor R. Crants and certain other trustees of the Company and directors of CCA are investors in one or more of the private investment partnerships managed by DC Investment Partners. M. Susan Smith also serves as controller of DC Investment Partners. Rusty L. Moore, a trustee, is the spouse of a shareholder of Stokes & Bartholomew, P.A., tax and securities counsel to the Company. Stokes & Bartholomew, P.A. also provides legal services to CCA. J. Michael Quinlan and Dana E. Moore are former employees of CCA. C. Ray Bell, a Trustee, is the principal of a construction company which, as a part of its business, builds correctional and detention facilities, including facilities for CCA.

     Pursuant to the Company's Bylaws, the Independent Committee of the Company's Board of Trustees must approve actions of the Company's Board of Trustees regarding the election of the operators for the Company's properties (including CCA), the entering into of any agreement with CCA or its affiliates, and the consummation of any transaction between the Company and CCA or its affiliates, including, but not limited to, the negotiation, enforcement and renegotiation of the terms of any lease of the Company's properties. See - "Proposal One - Election of Trustees - Committees of the Board of Trustees - Independent Committee."

                                   PROPOSAL 2
              APPROVAL OF NON-EMPLOYEE TRUSTEES' COMPENSATION PLAN

     On December 2, 1997, the Board of Trustees adopted the CCA Prison Realty Trust Non-Employee Trustees' Compensation Plan (the "Plan"), subject to shareholder approval. As of the date of this Proxy Statement, there have been no issuances of Common Shares made pursuant to the Plan. Accordingly, shareholders are now being asked to approve the Plan. The following is a brief description of the material terms of the Plan. Such description is qualified in its entirety by reference to the full text of the Plan, which is set forth as Appendix A hereto. Readers are urged to refer to the Plan for a complete description of the Plan, and the summary of the principal features of the Plan which follows is qualified entirely by such reference.

     Purpose of the Plan. The purpose of the Plan is to encourage equity ownership in the Company by Non-Employee Trustees whose continued services are considered essential to the Company's continued progress and thus to provide them with a further incentive to remain as trustees of the Company.

     Eligible Participants. Under the Plan, trustees of the Company who are not employees of the Company or CCA or any subsidiary or affiliate of the Company or CCA would be eligible to participate in the Plan (a "Non-Employee Trustee"). Should the proposed slate of trustees be approved by the shareholders, nine trustees will be eligible to participate in the Plan.

     Administration. The Board of Trustees or a committee consisting of two or more non-employee trustees, each of whom is a "non-employee trustee" as defined in Rule 16b-3 of the Exchange Act, shall supervise and administer the Plan (the "Committee"). Currently, the Plan is administered by the

Compensation Committee. Members of the Compensation Committee receive no additional compensation for their services in connection with the administration of the Plan.

     Number of Shares Subject to the Plan. A total of 50,000 Common Shares are to be reserved for issuance pursuant to the Plan. The Company expects to register the shares with the Commission after the Annual Meeting, if the Plan is approved by shareholders.

     Form of Awards. Under the Plan, a Non-Employee Trustee may elect to receive up to 100 percent of the value of his Annual Retainer and Meeting Fees in the form of Common Shares of the Company (a "Common Share Payment") in lieu of cash. The term "Annual Retainer" under the Plan means the amount of cash compensation to be paid to each Non-Employee Trustee annually as determined by the Board of Trustees. Currently, Non-Employee Trustees receive an Annual Retainer of $12,000. The term "Meeting Fees" under the Plan means the amount of cash compensation a Non-Employee Trustee will be entitled to receive for attending meetings, whether annual or special, of the Board and of any committee of the Board on which the Non-Employee Trustee serves, or for any other fees to be paid to the members of the Board, but shall not include reimbursement for expenses. Currently, each Non-Employee Trustee is entitled to receive a fee of $1,000 for attendance at each meeting of the Board and a fee of $500 for attendance at each meeting of any committee of the Board in which he serves.

     Plan Operation. Payment of the Annual Retainer and Meeting Fees, whether in the form of Common Shares or in cash, pursuant to this Plan, shall be made as follows:

     (a) The amount of each Non-Employee Trustee's Annual Retainer to be paid in Common Shares, if any, and the amount to be paid in cash, if any, shall be prorated and paid quarterly, in equal amounts, on the Payment Dates (i.e., if the Annual Retainer for trustees is $12,000 for a given Election Period, a participating trustee will be paid $3,000 in a combination of cash and/or Common Shares in accordance with such trustee's annual election on June 30, September 30, December 31 and March 31 (each, a "Payment Date")).

     (b) Unless otherwise specified by resolution of the Board of Trustees, any compensation to be paid in Common Shares, if any, or in cash, if any, for Meeting Fees (other than for reimbursement of reasonable expenses) shall be made on or as of the Payment Date next succeeding the date on which such Meeting Fees have been earned or are otherwise payable.

     (c) The number of Common Shares to be issued in payment of an Annual Retainer and/or Meeting Fees that have been denominated in dollars shall be calculated on the basis of the Fair Market Value on the first business day preceding the Payment Date as of which such Common Shares are to be issued. The term "Fair Market Value" under the Plan means the mean of the highest and lowest selling prices for the Common Shares on the New York Stock Exchange on the date in question as reported in the Wall Street Journal.

     Effective Date and Term. The Plan shall become effective upon approval by the Company's shareholders and shall terminate only upon action of the Board of Trustees.

     Amendments. The Board of Trustees shall have the right to amend the Plan at any time for any purpose; provided, that following approval of the Plan by the Company's shareholders, the Company will seek shareholder approval for any change to the extent required by applicable law, regulation or rule or any rule or regulationof the New York Stock Exchange (or any other applicable national stock exchange).

     Adjustments. In the event of any merger, consolidation, reorganization, recapitalization, share dividend, share split, or other change in the corporate structure or capitalization affecting the Company's present Common Shares, at the time of such event, the Board or the Committee shall make appropriate adjustments to the number (including the aggregate number of shares that may be issued under the Plan) and kind of shares to be issued under the Plan and the price of any Common Share Payment.

     Federal Income Tax Consequences. A Non-Employee Trustee who elects to receive his compensation in the form of a Common Share Payment recognizes ordinary income and the Company receives a deduction in an amount equal to the fair market value of the Common Share Payments as and when they become payable. The rules governing the tax treatment of Common Share Payments, however, are quite technical. Therefore, the description of the federal income tax consequences herein is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Vote Required. The favorable vote of a majority of Common Shares cast at the Annual Meeting is required for approval of the Plan.

     Board Recommendation. The Board of Trustees has determined that it is in the best interests of the Company to further link the interests of the Non-Employee Trustees with the success of the Company. The Board feels that the Plan is a simple, straightforward way for Non-Employee Trustees to achieve a meaningful level of ownership in the Company. The Board of Trustees believes that the Company's ability to make a Common Share Payment will provide significant incentives to Non-Employee Trustees who contribute and are expected to contribute materially to the continued success of the Company.

     THE BOARD OF TRUSTEES THEREFORE RECOMMENDS A VOTE FOR APPROVAL OF THE NON-EMPLOYEE TRUSTEES' COMPENSATION PLAN BY THE SHAREHOLDERS.

                                   PROPOSAL 3
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of the Company, upon the recommendation of the Audit Committee, has selected the accounting firm of Arthur Andersen LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1998. Arthur Andersen LLP has served as the Company's independent auditors since the Company's formation in April 1997 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     Although the Company is not required to submit the ratification and approval of the selection of its independent auditors to a vote of shareholders, the Board of Trustees believes that it is sound policy to do so. The favorable vote of a majority of Common Shares cast at the Annual Meeting is required for ratification of the selection of Arthur Andersen LLP. In the event that the majority of the votes cast are against the selection of Arthur Andersen LLP, the trustees will consider the vote and the reasons therefor in future decisions on the selection of independent auditors.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     For a proposal of a shareholder to be presented to the Company's 1999 Annual Meeting of shareholders and included in the Company's proxy statement pursuant to Rule 14a-8 of the Exchange Act ("Rule 14a-8"), the Secretary of the Company must receive written notice thereof on or before November 19, 1998. Such a proposal must also comply with the requirements as to form and substance of the Commission.

     For a proposal of a shareholder to be presented at the Company's 1999 Annual Meeting of shareholders, other than a shareholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company after February 6, 1999 and on or before March 6, 1999, unless the 1999 annual meeting of shareholders is scheduled to take place on or before April 6, 1999 or after July 6, 1999, in which case shareholder notice must be delivered no earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The Company's Bylaws provide that any shareholder wishing to nominate a trustee or have a shareholder proposal, other than a shareholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting information and documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the anniversary of the immediately preceding annual meeting of shareholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than 30 calendar days prior to the Anniversary Date or more than 60 days after the Anniversary Date, such nominations or proposals must be delivered to the Company not earlier than the 90th day prior to the annual meeting date and not later than the 60th day prior to the date of the annual meeting date or the 10th day following the date of the public announcement of the date of such meeting is first made. Any such proposal should be mailed via certified mail, return receipt requested to: CCA Prison Realty Trust, Attention: Vida H. Carroll, 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215.

                           ANNUAL REPORT AND FORM 10-K

     All shareholders of record on the Record Date will receive with this Proxy Statement a copy of the Company's 1997 Annual Report to Shareholders. The Annual Report to Shareholders, however, is not part of the proxy solicitation materials. Any shareholder who desires a copy of the Company's 1997 Annual Report to Shareholders, or the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the U.S. Securities and Exchange Commission, may obtain a copy without charge by addressing a request to CCA Prison Realty Trust, Attention: Vida H. Carroll, 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215.

                                  OTHER MATTERS

     The Board of Trustees does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.



                                       By Order of the Board of Trustees,




                                       D. Robert Crants, III
                                       President



March 19, 1998
Nashville, Tennessee



             YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY IS APPRECIATED.

                                                                      APPENDIX A

                             CCA PRISON REALTY TRUST
                    NON-EMPLOYEE TRUSTEES' COMPENSATION PLAN


                                    RECITALS

     WHEREAS, CCA Prison Realty Trust (the "Company") pays its Non-Employee Trustees (as hereinafter defined) an Annual Retainer (as hereinafter defined) and Meeting Fees (as hereinafter defined) as partial compensation for their services as trustees of the Company;

     WHEREAS, the Board of Trustees of the Company has determined it is in the Company's best interest to encourage equity ownership in the Company by Non-Employee Trustees and to provide them with a further incentive to remain as trustees of the Company by allowing them to elect to receive between 50 and 100 percent of each of their Annual Retainer and Meeting Fees in Common Shares (as hereinafter defined); and

     WHEREAS, the terms and conditions under which such Non-Employee Trustees may elect to receive such Common Shares are set forth herein.

I.  PLAN ADMINISTRATION AND ELIGIBILITY.

     A. PURPOSE OF THE PLAN.

     The purpose of this Non-Employee Trustees' Compensation Plan (the "Plan") is to encourage equity ownership in the Company by Non-Employee Trustees whose continued services are considered essential to the Company's continued progress and thus to provide them with a further incentive to remain as trustees of the Company.

     B. ADMINISTRATION OF THE PLAN.

     The Board of Trustees of the Company (the "Board") or any committee of the Board (the "Committee") that will satisfy Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any regulations promulgated thereunder, as from time to time may be in effect, including any successor rule ("Rule 16b-3"), shall supervise and administer the Plan. The Committee, if such is created, shall consist solely of two or more "non-employee trustees," each of whom shall be appointed by the Board. For purposes of determining who may serve on the Committee only, a member of the Board shall be deemed to be a "non-employee trustee" only if he satisfies such requirements as the Securities and Exchange Commission may establish for "non-employee directors" under Rule 16b-3. Members of the Board or the Committee, if such is created, shall receive no additional compensation for their services in connection with the administration of the Plan.

     The Board or the Committee, if such is created, may adopt such rules or guidelines as they deem appropriate to implement the Plan. All questions of interpretation of the Plan or of any shares issued under it shall be determined by the Board or the Committee, if such is created, and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Board or the Committee, if such is created, under this Plan may be exercised by any subcommittee so authorized by the Board or the Committee, if such is created, that satisfies the requirements of Rule 16b-3.

     C. PARTICIPATION IN THE PLAN.

     Each member of the Board who is not an employee of the Company or Corrections Corporation of America or any of their subsidiaries or affiliates (each, a "Non-Employee Trustee" or collectively, the "Non-Employee Trustees"), shall be eligible to elect to receive up to 100 percent of each of his Annual Retainer and Meeting Fees in Common Shares, pursuant to the terms and conditions of the Plan; provided, however, that no Non-Employee Trustee shall be allowed to request that less than 50% of such trustee's Annual Retainer or Meeting Fees be received in Common Shares.

     D. SHARES SUBJECT TO THE PLAN.

     The maximum number of shares of the Company's common shares, $0.01 par value per share (the "Common Shares"),which may be issued under the Plan shall be 50,000. The limitation on the number of Common Shares which may be issued under the Plan shall be subject to adjustment as provided in Section III(C) of the Plan.

II. TERMS OF THE PLAN.

     A. EFFECTIVE DATE OF THE PLAN.

     The Plan shall take effect on the date of adoption by the shareholders of the Company and shall terminate only upon action by the Board.

     B. TIME FOR ISSUING SHARES.

     No payments shall be made in Common Shares pursuant to the Plan after the date the Plan is terminated. The applicable terms of this Plan, and any terms and conditions applicable to the Common Shares issued prior to such date, shall survive the termination of the Plan and continue to apply to such Common Shares.

     C. TERMS AND CONDITIONS OF THE PLAN.

          I. COMPENSATION ALTERNATIVES.

     Commencing on the date on which the Board authorizes this Plan through December 31, 1997, a Non-Employee Trustee may make one election to receive up to 100 percent of each of his Annual Retainer and Meeting Fees, earned from the date of the Company's formation on April 23, 1997 through the date of the Company's 1998 Annual Meeting of Shareholders (the "1998 Annual Meeting"), in Common Shares. Such election must be in writing and shall be delivered to the Corporate Secretary of the Company no later than December 31, 1997. This election shall be irrevocable and shall specify the applicable percentage of each of the Annual Retainer and Meeting Fees that such participant wishes to receive in Common Shares; provided however, that no Non-Employee Trustee shall be allowed to request that less than 50% of such trustee's Annual Retainer or Meeting Fees be received in Common Shares. Payments for the Annual Retainer and all Meeting Fees pursuant to this paragraph, whether payable in cash or in Common Shares, will be made on July 1, 1998; provided, however, that should a Non-Employee Trustee fail to make an election by December 31, 1997 as provided in this paragraph, the Annual Retainer and all Meeting Fees payable to such trustee pursuant to this paragraph shall be paid in cash on June 30, 1998.

     For all subsequent periods, a Non-Employee Trustee may make one election (the "Annual Election") for the period from one Annual Meeting of the Company's shareholders (an "Annual Meeting") to the next Annual Meeting (the "Election Period") to receive up to 100 percent of each of his Annual Retainer and Meeting Fees in Common Shares. The Annual Election must be in writing and shall be delivered to the Corporate Secretary of the Company not later than the last day of the calendar year prior to the year in which the applicable Election Period begins. (Non-Employee Trustees who are initially elected as a trustee during an Election Period shall have thirty days from the date of their election as trustee to make their Annual Election for their initial Election Period.) The Annual Election shall be irrevocable with respect to the Election Period for which it pertains and shall specify the applicable percentage of each of the Annual Retainer and Meeting Fees that such Non-Employee Trustee wishes to receive in Common Shares; provided however, that no Non-Employee Trustee shall be allowed to request that less than 50% of such trustee's Annual Retainer or Meeting Fees be received in Common Shares. If a Non-Employee Trustee fails to make a timely Annual Election for any Election Period in accordance herewith, the Annual Retainer and all Meeting Fees payable to such trustee for such period shall be paid in cash on the Payment Dates (as hereinafter defined).


          II. PAYMENT OF SHARES.

     Payment of the Annual Retainer and Meeting Fees, whether in the form of Common Shares or in cash, pursuant to this Plan, shall be made as follows:


          (a) The amount of each Non-Employee Trustee's Annual Retainer to be paid in Common Shares, if any, and the amount to be paid in cash, if any, shall be prorated and paid quarterly, in equal amounts, on the Payment Dates (i.e., if the Annual Retainer for trustees is $12,000 for a given Election Period, a participating trustee will be paid $3,000 in a combination of cash and/or Common Shares in accordance with such trustee's Annual Election on June 30, September 30, December 31 and March 31). For any quarter in which a Non-Employee Trustee serves less than the entire quarter, payments due hereunder shall be prorated according to the length of time served during the quarterly period to which such payment due corresponds.


          (b) Unless otherwise specified by resolution of the Board of Trustees, any compensation to be paid in Common Shares, if any, or in cash, if any, for Meeting Fees (other than for reimbursement of reasonable expenses) shall be made on or as of the Payment Date next succeeding the date on which such Meeting Fees have been earned or are otherwise payable or issuable.

          (c) The number of Common Shares to be issued in payment of retainers and fees that have been denominated in dollars shall be calculated on the basis of the Fair Market Value (as hereinafter defined) on the first Business Day preceding the Payment Date as of which such Common Shares are to be issued.

          III. FORM OF ISSUANCE OF SHARES.

     Common Shares issued under the Plan shall be in either book entry form or in certificate form pursuant to the instructions given by the Non-Employee Trustee to the Company's transfer agent.

          IV. FRACTIONS OF SHARES.

     The Company shall not issue fractions of Common Shares. Whenever, under the terms of the Plan, a fractional Common Share would otherwise be required to be issued, the Non-Employee Trustee shall be paid in cash for such fractional Common Share based upon the same Fair Market Value which was utilized to determine the number of Common Shares to be issued on the Payment Date.

          V. BENEFIT UPON DEATH.

     In the event of a Non-Employee Trustee's death, any and all unpaid Annual Retainer and/or Meeting Fees will be paid in accordance with such Non-Employee Trustee's then current Annual Election to his estate and such person's payments will be transferable by will or pursuant to laws of descent and distribution applicable to such person.

III. GENERAL PROVISIONS.

          A. ASSIGNMENTS.

          The rights and benefits accruing to the Company's Non-Employee Trustees under this Plan may not be assigned by any such trustee.

          B.  LIMITATION OF RIGHTS.

          Neither the Plan, nor the issuance of any Common Shares nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a trustee for any period of time, or at any particular rate of compensation.

          C.  SHARE ADJUSTMENT.

          In the event of any merger, consolidation, reorganization, recapitalization, share dividend, share split, or other change in the corporate structure or capitalization affecting the Company's Common Shares, at the time of such event the Board or the Committee, if such is created, shall make appropriate adjustments to the number (including the aggregate numbers specified in Section I (D) above) and kind of shares to be issued under the Plan.

         D.  AMENDMENT OF THE PLAN.

         The Board shall have the right to amend, modify, suspend or terminate the Plan at any time for any purpose; provided, that following the initial approval of the Plan by the Company's shareholders, the Company will seek shareholder approval for any change to the extent required by applicable law, regulation or rule or any rule or regulation of the New York Stock Exchange (or any other applicable national stock exchange).

         E.  DEFINITIONS.

         "Annual Retainer" shall mean the amount of cash compensation to which a Non-Employee Trustee will be entitled to receive for serving as a trustee for one Election Period, but shall not include reimbursement for expenses, Meeting Fees, fees associated with service on any committee of the Board or fees with respect to any other services to be provided to the Company.

         "Business Day" shall mean, if relevant to a determination of the value of Common Shares, a day on which shares of Common Shares are or could be traded on the New York Stock Exchange (or other national stock exchange, or if not so listed, could be traded over-the-counter). In all other cases, the term shall mean a day on which the offices of the Company are open for the conduct of business in the normal course.

         "Fair Market Value" shall be the mean of the highest and lowest selling prices for the Common Shares on the New York Stock Exchange on the date in question, as reported in The Wall Street Journal, or if no sales of Common Shares were made on that date, the mean of the highest and lowest prices of the Common Shares on the first preceding day on which sales were made.

         "Meeting Fees" shall mean the amount to which a Non-Employee Trustee will be entitled to receive for attending meetings, whether annual or special, of the Board and of any committee of the Board on which the Non-Employee Trustee serves, or for any other fees to be paid to the members of the Board, but shall not include reimbursement for expenses.

         "Payment Date" shall mean June 30, September 30, December 31 and March 31 of any Election Period or if any such day is not a Business Day, on the first Business Day following such day.

         F.  COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT.

         It is the Company's intent that the Plan comply in all respects with Rule 16b-3. If any provision of this Plan is found not to be in compliance with such rule (or any successor provision), the provision shall be deemed null and void, and the remaining provisions of the Plan shall continue in full force and effect. All transactions under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. The Board or the Committee, if such is created, may, in its sole discretion, modify the terms and conditions of this Plan in response to and consistent with any changes in applicable law, rule or regulation.

         G.  NOTICE.

         Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Corporate Secretary of the Company and shall become effective when it is received by the Corporate Secretary.

         H.  GOVERNING LAW.

         This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Maryland and construed accordingly.

                                                                      Appendix B

                                      PROXY

                             CCA PRISON REALTY TRUST


                         ANNUAL MEETING OF SHAREHOLDERS


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


         The undersigned shareholder(s) of CCA Prison Realty Trust (the "Company") hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated March 19, 1998, and hereby appoint(s) D. Robert Crants, III and Vida H. Carroll, and each of them, proxies of the undersigned, each with full power of substitution and revocation, and authorize(s) them, or either of them, to vote the number of shares which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 6, 1998, at 10:00 a.m., Central Daylight Time, at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, and any adjournments or postponements thereof.

         The Board of Trustees recommends a vote "FOR" the election of each of the four nominees for Class I Trustee listed below and "FOR" each of the following proposals:

1.       ELECTION OF CLASS I TRUSTEES.

         [   ]   FOR ALL NOMINEES NAMED

         [   ]   WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

         Nominees:     Michael W. Devlin, C. Ray Bell, Monroe J. Carell, Jr.
                       Charles W. Thomas, Ph.D.

         [   ]
                  --------------------------------------
                  For all nominees except as noted above


2.       APPROVAL OF THE NON-EMPLOYEE TRUSTEES' COMPENSATION PLAN.

         [   ]  FOR               [   ]  AGAINST             [   ]  ABSTAIN

3. RATIFICATION OF THE ACTION OF THE BOARD OF TRUSTEES IN SELECTING THE FIRM OF ARTHUR ANDERSEN LLP TO BE THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

         [   ]  FOR               [   ]  AGAINST             [   ] ABSTAIN


4. IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY COME BEFORE THE MEETING OF ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF.


         MARK HERE IF YOU PLAN TO ATTEND THE MEETING                [    ]

         MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW                [    ]


         PLEASE FULLY COMPLETE, DATE, PROPERLY SIGN, AND RETURN THIS PROXY PROMPTLY.

         This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of each nominee and FOR each of the proposals.

Signature:                Date:          Signature:               Date:
           --------------       --------            -------------      --------

NOTE:  PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR
SHARE CERTIFICATE. IF SHARES ARE HELD BY MORE THAN ONE OWNER OR JOINT TENANCY, EACH MUST SIGN PERSONALLY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE FULL TITLE AS SUCH. IF A CORPORATION IS A SHAREHOLDER, PLEASE SIGN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF A PARTNERSHIP OR LIMITED LIABILITY COMPANY IS A SHAREHOLDER, PLEASE SIGN IN SUCH ORGANIZATION'S NAME BY AN AUTHORIZED PERSON. THE PROXY SHALL BE DEEMED A GRANT OF AUTHORITY TO VOTE.